National General Holdings Corp. Reports Third Quarter 2018 Results

NEW YORK, October 30, 2018 (GLOBE NEWSWIRE) - National General Holdings Corp. (Nasdaq:NGHC) today reported third quarter 2018 net income of $60.5 million or $0.55 per diluted share, compared to net income of $49.8 million or $0.46 per diluted share in the third quarter of 2017. Third quarter 2018 operating earnings(1) was $70.8 million or $0.65 per diluted share, compared to $28.7 million or $0.26 per diluted share in the third quarter of 2017.

Third Quarter 2018 Highlights Versus Third Quarter 2017*

•	Gross written premium grew $133.6 million or 12.1% to $1,234.3 million, driven by continued organic growth in our P&C segment of 11.3% and in our A&H segment of 18.7%.

•
In the third quarter, our homeowners’ product experienced organic growth of 24.6% driven by strong results from strategic partnerships and the continued expansion in the high net worth market. Our personal auto product experienced organic growth of 10.3% driven by continued rate increases and PIF growth.

•
The overall combined ratio(9,13) was 91.3% compared to 96.8% in the prior year’s quarter, excluding non-cash amortization of intangible assets. The P&C segment reported a decrease in combined ratio to 94.4% from 98.1% in the prior year’s quarter. The combined ratio includes $35.0 million of losses, or 4.7 P&C loss ratio points, primarily related to Hurricane Florence and the California Fires in the third quarter 2018, compared to $52.4 million of losses, or 7.6 P&C loss ratio points, from events in the third quarter 2017. The A&H segment reported a combined ratio of 77.0% compared to 89.7% in the prior year’s quarter.

•
Loss trends in both of our segments remained strong in the quarter. The P&C loss ratio reflects favorable loss trends for accident year 2018 compared with prior accident years at the same age, particularly on the shorter-tailed auto physical damage claims, which improved our view of the current accident year loss ratio. The A&H loss ratio reflects an improvement in our view of the current accident year loss ratio for both small group self-funded and individual products.

•	Service and fee income grew 20.6% to $160.4 million, driven by organic growth in both our Accident & Health and Property & Casualty segments.

•
Shareholders’ equity was $2.06 billion and fully diluted book value per share was $14.66 at September 30, 2018, growth of 6.7% and 5.8%, respectively, from December 31, 2017. Our trailing twelve month operating return on average equity (ROE)(14) was 14.5% as of September 30, 2018.

•
Third quarter 2018 operating earnings exclude the following material items, net of tax: $2.4 million or $0.02 net loss on investments and $6.5 million or $0.06 per share of non-cash amortization of intangible assets.

Barry Karfunkel, National General’s CEO, stated: “Our third quarter results continue to demonstrate the underwriting results that both our Property and Casualty and Accident and Health segments are able to generate with the full integration of past acquisitions. Despite another active catastrophe quarter, our P&C segment was able to generate a 94% combined ratio, largely driven by strong trends in our auto book. Our A&H segment continues to grow profitably, and our suite of products and owned distribution positions us well in the changing domestic healthcare environment. I am pleased with the continued execution of our strategy: continued profitable growth within the niches of the insurance industry we serve.”

*NOTE: Unless specified otherwise, discussion of our third quarter 2018 and 2017 results do not include financial results from the Reciprocal Exchanges, which are presented within our consolidated financial results within this release but are not included in net income available to NGHC common stockholders.

Overview of Third Quarter 2018 as Compared to Third Quarter 2017 by Segment

•
Property & Casualty - Gross written premium grew by 11.3% to $1,090.4 million, net written premium increased by 67.7% to $784.6 million, with net premiums written for the third quarter of 2017 impacted by the unearned premium transfer associated with the Quota Shares, and net earned premium increased by 7.9% to $741.0 million. P&C gross written premium growth was primarily driven by organic growth of 24.6% from our homeowners’ product and 10.3% from our personal auto product. Service and fee income grew 13.3% to $114.0 million. Excluding non-cash amortization of intangible assets, the combined ratio(9,13) was 94.4% with a loss ratio of 73.5% and an expense ratio(9,12) of 20.9%, versus a prior year combined ratio of 98.1% with a loss ratio of 77.0% and an expense ratio of 21.1%. The loss ratio reflects favorable loss trends for accident year 2018 compared with prior accident years at the same age, particularly on the shorter-tailed auto physical damage claims, which improved our view of the current accident year loss ratio. The loss ratio was also impacted by pre-tax catastrophe losses of approximately $35.0 million primarily related to Hurricane Florence and the California Fires in the third quarter 2018.

•
Accident & Health - Gross written premium grew by 18.7% to $143.9 million, net written premium grew by 12.1% to $123.6 million, and net earned premium grew by 14.5% to $155.3 million. The A&H gross written premium increase was driven by the continued growth across the entire book. Service and fee income was $46.5 million compared to $32.5 million in the prior year’s quarter. Excluding non-cash amortization of intangible assets, the combined ratio(9,13) was 77.0% with a loss ratio of 46.8% and an expense ratio(9,12) of 30.2%, versus a prior year combined ratio of 89.7% with a loss ratio of 61.5% and an expense ratio of 28.2%. The loss ratio reflects an improvement in our view of the current accident year loss ratio for both small group self-funded and individual products.

•
Reciprocal Exchanges - Results for the Reciprocal Exchanges are not included in net income available to NGHC common stockholders. Gross written premium was $121.4 million, net written premium was $14.8 million, and net earned premium was $43.2 million. Reciprocal Exchanges combined ratio(9,13) excluding non-cash amortization of intangible assets was 129.3% with a loss ratio of 93.2% and an expense ratio(9,12) of 36.1%.

Third quarter 2018 investment income grew to $31.0 million, compared to $25.4 million in the third quarter of 2017, with the increase partially driven by an improvement in the book yield from the previous quarter’s re-balancing and new investments in the quarter. Total investments and cash and cash equivalents (including restricted cash) were $4.1 billion as of September 30, 2018. Accumulated other comprehensive income (loss) increased to a $68.6 million loss at September 30, 2018 from a $8.1 million loss at December 31, 2017, primarily due to the impact of higher interest rates which negatively impacted bond valuations.

Interest expense was $12.6 million and debt was $675.3 million at September 30, 2018, and $713.7 million at December 31, 2017.

The third quarter of 2018 provision for income taxes was $16.4 million and the effective tax rate for the quarter was 19.4%. The effective tax rate for the nine months ended September 30, 2018 was 19.7%.

Shareholders’ equity was $2,056.9 million at September 30, 2018, growth of 6.7% from $1,928.6 million at December 31, 2017. Fully diluted book value per share was $14.66 at September 30, 2018, growth of 5.8% from $13.86 at December 31, 2017. Our trailing twelve month operating return on average equity (ROE)(14) was 14.5% as of September 30, 2018.

Year-to-Date P&C Segment Notable Large Losses
2018 Quarter		P&C Notable Large Losses and LAE ($ millions)	P&C Loss Ratio Points*	EPS Impact After Tax
Q3	California Fires and Hurricane Florence	$35.0	4.7%	$0.25
Q2	Spring Weather-related and Texas Hail Events	$20.5	2.8%	$0.15
Q1	Northeastern Winter Weather	$14.2	2.0%	$0.10

* Loss ratio points related to P&C net earned premium in quarter the loss event was recorded.

Additional Item

We expect Hurricane Michael, which impacted the Southeastern U.S. in October 2018, to produce pre-tax losses of $7-10 million ($6-8 million after-tax) in Q4’18, net of quota share reinsurance recoverables.

Conference Call

On Wednesday, October 31, 2018 at 8:30 AM ET, Chief Executive Officer Barry Karfunkel and Chief Financial Officer Mike Weiner will review results and discuss business conditions via a conference call that may be accessed as follows:

Toll-Free U.S. Dial-in:        888-346-7359
International Dial-in:        973-528-0008
Conference Entry Code:        626384
Webcast Registration:        http://ir.nationalgeneral.com/events-and-presentations

A replay of the conference call will be accessible from 2:00 PM ET on Wednesday, October 31, 2018 to 11:59 PM ET on Wednesday, November 14, 2018 by dialing either 800-332-6854 (toll-free) within the U.S. or 973-528-0005 outside the U.S. and entering passcode 626384. In addition, a replay of the webcast can also be retrieved at
http://ir.nationalgeneral.com/events-and-presentations.

About National General Holdings Corp.

National General Holdings Corp., headquartered in New York City, is a specialty personal lines insurance holding company. National General traces its roots to 1939, has a financial strength rating of A- (excellent) from A.M. Best, and provides personal and commercial automobile, homeowners, umbrella, recreational vehicle, motorcycle, lender-placed, supplemental health and other niche insurance products.

Forward Looking Statements

This news release contains “forward-looking statements” that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements are based on the Company’s current expectations and beliefs concerning future developments and their potential effects on the Company. Forward-looking statements can generally be identified by the use of forward-looking terminology, such as “may,” “will,” “plan,” “expect,” “project,” “intend,” “estimate,” “anticipate” and “believe” or their variations or similar terminology. There can be no assurance that actual developments will be those anticipated by the Company. Actual results may differ materially from those expressed or implied in these statements as a result of significant risks and uncertainties, including, but not limited to, non-receipt of expected payments from insureds or reinsurers, changes in interest rates, a downgrade in the financial strength ratings of our insurance subsidiaries, the effect of the performance of financial markets on our investment portfolio, our ability to accurately underwrite and price our products and to maintain and establish accurate loss reserves, estimates of the fair value of investments, development of claims and the effect on loss reserves, large loss activity including hurricanes and wildfires, the cost and availability of reinsurance coverage, the effects of emerging claim and coverage issues, the effect of unpredictable catastrophic losses, changes in the demand for our products, our degree of success in integrating acquired businesses, the effect of general economic conditions, state and federal legislation, the effects of tax reform, regulations and regulatory investigations into industry practices, risks associated with conducting business outside the United States, developments relating to existing agreements, disruptions to our business relationships with third party or vendor agencies, breaches in data security or other disruptions involving our technology, heightened competition, changes in pricing environments, and changes in asset valuations. The forward-looking statements contained in this news release are made only as of the date of this release. The Company undertakes no obligation to publicly update any forward-looking statement except as may be required by law. Additional information about these risks and uncertainties, as well as others that may cause actual results to differ materially from those projected is contained in the Company’s filings with the Securities and Exchange Commission.

Income Statement - Third Quarter
$ in thousands
(Unaudited)

	Three Months Ended September 30,
	2018				2017
	NGHC	Reciprocal Exchanges	Consolidated		NGHC	Reciprocal Exchanges	Consolidated
Revenues:
Gross written premium	$1,234,320	$121,351	$1,355,671		$1,100,706	$104,406	$1,204,311	(G)
Net written premium	908,210	14,814	923,024		578,021	43,533	621,554
Net earned premium	896,376	43,151	939,527		822,323	41,978	864,301

Ceding commission income	44,513	14,587	59,100		30,901	19,201	50,102
Service and fee income	160,425	1,575	142,690	(A)	133,057	4,084	122,526	(H)
Net investment income	30,984	2,344	30,696	(B)	25,426	2,189	25,150	(I)
Net gain (loss) on investments	(3,003)	(167)	(3,170)		47,659	(54)	47,605
Other income (expense)	—	—	—		(3,901)	—	(3,901)
Total revenues	$1,129,295	$61,490	$1,168,843	(C)	$1,055,465	$67,398	$1,105,783	(J)

Expenses:
Loss and loss adjustment expense	$617,098	$40,212	$657,310		$612,289	$26,856	$639,145
Acquisition costs and other underwriting expenses	180,180	11,290	191,470		146,469	17,116	163,585
General and administrative expenses	234,626	20,417	235,733	(D)	209,923	18,819	214,127	(K)
Interest expense	12,583	2,632	12,583	(E)	11,495	2,465	11,495	(L)
Total expenses	$1,044,487	$74,551	$1,097,096	(F)	$980,176	$65,256	$1,028,352	(M)

Income (loss) before provision (benefit) for income taxes	$84,808	$(13,061)	$71,747		$75,289	$2,142	$77,431
Provision (benefit) for income taxes	16,426	(908)	15,518		17,644	831	18,475
Net income (loss) before non-controlling interest and dividends on preferred shares	68,382	(12,153)	56,229		57,645	1,311	58,956
Less: net income (loss) attributable to non-controlling interest	—	(12,153)	(12,153)		—	1,311	1,311
Net income before dividends on preferred shares	68,382	—	68,382		57,645	—	57,645
Less: dividends on preferred shares	7,875	—	7,875		7,875	—	7,875
Net income available to common stockholders	$60,507	$—	$60,507		$49,770	$—	$49,770

NOTES: Consolidated column includes eliminations as follows: (A) $(19,310), (B) $(2,632), (C) $(21,942), (D) $(19,310), (E) $(2,632), (F) $(21,942), (G) $(801), (H) $(14,615), (I) $(2,465), (J) $(17,080), (K) $(14,615), (L) $(2,465) and (M) $(17,080).

Income Statement - Year to Date
$ in thousands
(Unaudited)

	Nine Months Ended September 30,
	2018				2017
	NGHC	Reciprocal Exchanges	Consolidated		NGHC	Reciprocal Exchanges	Consolidated
Revenues:
Gross written premium	$3,793,830	$337,021	$4,129,250	(A)	$3,308,226	$285,779	$3,591,603	(H)
Net written premium	2,787,402	132,240	2,919,642		2,602,130	136,477	2,738,607
Net earned premium	2,646,962	141,009	2,787,971		2,641,271	123,266	2,764,537

Ceding commission income	119,453	39,523	158,976		37,047	54,557	91,604
Service and fee income	463,293	4,466	415,313	(B)	406,482	7,658	373,644	(I)
Net investment income	82,186	6,693	81,702	(C)	81,614	7,220	81,725	(J)
Net gain (loss) on investments	(21,490)	(1,266)	(22,756)		37,885	6,133	44,018
Other income	—	—	—		(198)	—	(198)
Total revenues	$3,290,404	$190,425	$3,421,206	(D)	$3,204,101	$198,834	$3,355,330	(K)

Expenses:
Loss and loss adjustment expense	$1,835,383	$126,421	$1,961,804		$1,880,380	$88,776	$1,969,156
Acquisition costs and other underwriting expenses	509,088	32,952	542,040		480,264	46,836	527,100
General and administrative expenses	681,581	62,032	691,167	(E)	658,871	62,431	680,806	(L)
Interest expense	38,775	7,177	38,775	(F)	34,590	7,109	34,590	(M)
Total expenses	$3,064,827	$228,582	$3,233,786	(G)	$3,054,105	$205,152	$3,211,652	(N)

Income (loss) before provision (benefit) for income taxes	$225,577	$(38,157)	$187,420		$149,996	$(6,318)	$143,678
Provision (benefit) for income taxes	44,439	(6,178)	38,261		42,096	(1,345)	40,751
Net income (loss) before non-controlling interest and dividends on preferred shares	181,138	(31,979)	149,159		107,900	(4,973)	102,927
Less: net income (loss) attributable to non-controlling interest	—	(31,979)	(31,979)		—	(4,973)	(4,973)
Net income before dividends on preferred shares	181,138	—	181,138		107,900	—	107,900
Less: dividends on preferred shares	23,625	—	23,625		23,625	—	23,625
Net income available to common stockholders	$157,513	$—	$157,513		$84,275	$—	$84,275

NOTES: Consolidated column includes eliminations as follows: (A) $(1,601), (B) $(52,446), (C) $(7,177), (D) $(59,623), (E) $(52,446), (F) $(7,177), (G) $(59,623), (H) $(2,402), (I) $(40,496), (J) $(7,109), (K) $(47,605), (L) $(40,496), (M) $(7,109) and (N) $(47,605).

Earnings and Per Share Data
$ in thousands, except shares and per share data
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Net income available to common stockholders	$60,507	$49,770	$157,513	$84,275
Basic net income per common share	$0.56	$0.47	$1.47	$0.79
Diluted net income per common share	$0.55	$0.46	$1.44	$0.78

Operating earnings attributable to NGHC(1)	$70,798	$28,653	$197,905	$88,091
Basic operating earnings per common share(1)	$0.66	$0.27	$1.85	$0.83
Diluted operating earnings per common share(1)	$0.65	$0.26	$1.81	$0.81

Dividends declared per common share	$0.04	$0.04	$0.12	$0.12

Weighted average number of basic shares outstanding	107,101,837	106,645,601	106,944,461	106,556,662
Weighted average number of diluted shares outstanding	109,563,392	108,520,964	109,315,780	108,690,139
Shares outstanding, end of period	107,132,560	106,670,768
Fully diluted shares outstanding, end of period	109,594,115	108,546,131
Book value per share	$15.00	$14.44
Fully diluted book value per share	$14.66	$14.19

Reconciliation of Net Income to Operating Earnings (Non-GAAP)
$ in thousands, except per share data
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Net income available to common stockholders	$60,507	$49,770	$157,513	$84,275
Add (subtract):
Net (gain) loss on investments	3,003	(47,659)	21,490	(37,885)
Other expense	—	3,901	—	198
Equity in (earnings) losses of equity method investments	676	1,997	2,979	1,258
Non-cash amortization of intangible assets	8,260	9,274	23,397	42,301
Income tax expense (benefit)	(1,648)	11,370	(7,474)	(2,056)
Operating earnings attributable to NGHC (1)	$70,798	$28,653	$197,905	$88,091

Operating earnings per common share:
Basic operating earnings per common share	$0.66	$0.27	$1.85	$0.83
Diluted operating earnings per common share	$0.65	$0.26	$1.81	$0.81

Balance Sheet
$ in thousands

	September 30, 2018 (unaudited)				December 31, 2017 (audited)
ASSETS	NGHC	Reciprocal Exchanges	Consolidated		NGHC	Reciprocal Exchanges	Consolidated
Total investments (2)	$3,644,476	$320,337	$3,863,534	(A)	$3,411,730	$327,213	$3,649,788	(J)
Cash and cash equivalents, including restricted cash	434,667	263	434,930		351,433	6,051	357,484
Premiums and other receivables, net	1,398,843	64,090	1,461,332	(B)	1,268,330	56,792	1,324,321	(K)
Reinsurance activity (3)	1,951,021	256,773	2,207,794		1,616,103	195,184	1,811,287
Intangible assets, net	379,652	3,550	383,202		400,385	3,685	404,070
Goodwill	183,984	—	183,984		174,153	—	174,153
Other (4)	704,870	32,350	714,312	(C)	705,321	29,174	718,640	(L)
Total assets	$8,697,513	$677,363	$9,249,088	(D)	$7,927,455	$618,099	$8,439,743	(M)
LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Unpaid loss and loss adjustment expense reserves	$2,679,190	$175,945	$2,855,135		$2,520,204	$143,353	$2,663,557
Unearned premiums and other revenue	2,067,437	264,418	2,331,855		1,807,210	225,395	2,032,605
Reinsurance payable	594,460	62,833	655,692	(E)	329,772	69,076	398,047	(N)
Accounts payable and accrued expenses (5)	460,498	27,299	464,889	(F)	423,054	24,682	431,881	(O)
Debt	675,263	101,279	675,263	(G)	713,710	89,155	713,710	(P)
Other	163,731	59,544	223,275		204,936	41,582	246,518
Total liabilities	$6,640,579	$691,318	$7,206,109	(H)	$5,998,886	$593,243	$6,486,318	(Q)
Stockholders’ equity:
Common stock (6)	$1,071	$—	$1,071		$1,067	$—	$1,067
Preferred stock (7)	450,000	—	450,000		420,000	—	420,000
Additional paid-in capital	923,124	—	923,124		917,751	—	917,751
Accumulated other comprehensive income (loss)	(68,581)	—	(68,581)		(8,112)	—	(8,112)
Retained earnings	751,320	—	751,320		597,863	—	597,863
Total National General Holdings Corp. stockholders’ equity	2,056,934	—	2,056,934		1,928,569	—	1,928,569
Non-controlling interest	—	(13,955)	(13,955)		—	24,856	24,856
Total stockholders’ equity	$2,056,934	$(13,955)	$2,042,979		$1,928,569	$24,856	$1,953,425
Total liabilities and stockholders’ equity	$8,697,513	$677,363	$9,249,088	(I)	$7,927,455	$618,099	$8,439,743	(R)

NOTES: Consolidated column includes eliminations as follows: (A) $(101,279), (B) $(1,601), (C) $(22,908), (D) $(125,788), (E) $(1,601), (F) $(22,908), (G) $(101,279), (H) $(125,788), (I) $(125,788), (J) $(89,155), (K) $(801), (L) $(15,855), (M) $(105,811), (N) $(801), (O) $(15,855), (P) $(89,155), (Q) $(105,811) and (R) $(105,811).

Segment Information - Third Quarter
$ in thousands
(Unaudited)

	Three Months Ended September 30,
	2018				2017
	P&C	A&H	NGHC	Reciprocal Exchanges	P&C	A&H	NGHC	Reciprocal Exchanges
Gross written premium	$1,090,372	$143,948	$1,234,320	$121,351	$979,440	$121,266	$1,100,706	$104,406
Net written premium	784,634	123,576	908,210	14,814	467,824	110,197	578,021	43,533
Net earned premium	741,030	155,346	896,376	43,151	686,596	135,727	822,323	41,978

Ceding commission income	44,244	269	44,513	14,587	30,675	226	30,901	19,201
Service and fee income	113,967	46,458	160,425	1,575	100,565	32,492	133,057	4,084
Total underwriting revenues	$899,241	$202,073	$1,101,314	$59,313	$817,836	$168,445	$986,281	$65,263

Loss and loss adjustment expense	544,446	72,652	617,098	40,212	528,875	83,414	612,289	26,856
Acquisition costs and other	135,406	44,774	180,180	11,290	112,643	33,826	146,469	17,116
General and administrative	184,101	50,525	234,626	20,417	171,460	38,463	209,923	18,819
Total underwriting expenses	$863,953	$167,951	$1,031,904	$71,919	$812,978	$155,703	$968,681	$62,791

Underwriting income (loss)	35,288	34,122	69,410	(12,606)	4,858	12,742	17,600	2,472
Non-cash amortization of intangible assets	6,546	1,714	8,260	(14)	7,994	1,280	9,274	(69)
Underwriting income (loss) before amortization and impairment	$41,834	$35,836	$77,670	$(12,620)	$12,852	$14,022	$26,874	$2,403

Underwriting ratios
Loss and loss adjustment expense ratio (8)	73.5%	46.8%	68.8%	93.2%	77.0%	61.5%	74.5%	64.0%
Operating expense ratio (Non-GAAP) (9,10)	21.8%	31.3%	23.4%	36.0%	22.3%	29.2%	23.4%	30.1%
Combined ratio (Non-GAAP) (9,11)	95.3%	78.1%	92.2%	129.2%	99.3%	90.7%	97.9%	94.1%

Underwriting ratios (before amortization and impairment)
Loss and loss adjustment expense ratio (8)	73.5%	46.8%	68.8%	93.2%	77.0%	61.5%	74.5%	64.0%
Operating expense ratio (Non-GAAP) (9,12)	20.9%	30.2%	22.5%	36.1%	21.1%	28.2%	22.3%	30.3%
Combined ratio before amortization and impairment (Non-GAAP) (9,13)	94.4%	77.0%	91.3%	129.3%	98.1%	89.7%	96.8%	94.3%

NOTE: Loss and loss adjustment expenses for the three months ended September 30, 2018 included $7,234 of unfavorable development on prior accident year loss and loss adjustment expense reserves in the P&C segment, and $13,200 of favorable development in the A&H segment, versus $4,961 of unfavorable development in the P&C segment, and $2,738 of unfavorable development in the A&H segment for the three months ended September 30, 2017.

Segment Information - Year to Date
$ in thousands
(Unaudited)

	Nine Months Ended September 30,
	2018				2017
	P&C	A&H	NGHC	Reciprocal Exchanges	P&C	A&H	NGHC	Reciprocal Exchanges
Gross written premium	$3,259,270	$534,560	$3,793,830	$337,021	$2,864,031	$444,195	$3,308,226	$285,779
Net written premium	2,301,215	486,187	2,787,402	132,240	2,192,570	409,560	2,602,130	136,477
Net earned premium	2,181,571	465,391	2,646,962	141,009	2,241,766	399,505	2,641,271	123,266

Ceding commission income	118,664	789	119,453	39,523	36,263	784	37,047	54,557
Service and fee income	328,707	134,586	463,293	4,466	298,674	107,808	406,482	7,658
Total underwriting revenues	$2,628,942	$600,766	$3,229,708	$184,998	$2,576,703	$508,097	$3,084,800	$185,481

Loss and loss adjustment expense	1,583,019	252,364	1,835,383	126,421	1,642,053	238,327	1,880,380	88,776
Acquisition costs and other	372,589	136,499	509,088	32,952	368,189	112,075	480,264	46,836
General and administrative	533,316	148,265	681,581	62,032	536,353	122,518	658,871	62,431
Total underwriting expenses	$2,488,924	$537,128	$3,026,052	$221,405	$2,546,595	$472,920	$3,019,515	$198,043

Underwriting income (loss)	140,018	63,638	203,656	(36,407)	30,108	35,177	65,285	(12,562)
Non-cash amortization of intangible assets	18,125	5,272	23,397	(67)	38,006	4,295	42,301	6,909
Underwriting income (loss) before amortization and impairment	$158,143	$68,910	$227,053	$(36,474)	$68,114	$39,472	$107,586	$(5,653)

Underwriting ratios
Loss and loss adjustment expense ratio (8)	72.6%	54.2%	69.3%	89.7%	73.2%	59.7%	71.2%	72.0%
Operating expense ratio (Non-GAAP) (9,10)	21.0%	32.1%	23.0%	36.2%	25.4%	31.5%	26.3%	38.2%
Combined ratio (Non-GAAP) (9,11)	93.6%	86.3%	92.3%	125.9%	98.6%	91.2%	97.5%	110.2%

Underwriting ratios (before amortization and impairment)
Loss and loss adjustment expense ratio (8)	72.6%	54.2%	69.3%	89.7%	73.2%	59.7%	71.2%	72.0%
Operating expense ratio (Non-GAAP) (9,12)	20.2%	31.0%	22.1%	36.2%	23.7%	30.5%	24.7%	32.6%
Combined ratio before amortization and impairment (Non-GAAP) (9,13)	92.8%	85.2%	91.4%	125.9%	96.9%	90.2%	95.9%	104.6%

NOTE: Loss and loss adjustment expenses for the nine months ended September 30, 2018 included $13,318 of favorable development on prior accident year loss and loss adjustment expense reserves in the P&C segment, and $24,623 of favorable development in the A&H segment, versus $7,177 of unfavorable development in the P&C segment, and $10,106 of favorable development in the A&H segment for the nine months ended September 30, 2017.

Reconciliation of Operating Expense Ratio (Non-GAAP)
$ in thousands
(Unaudited)

	Three Months Ended September 30,
	2018				2017
	P&C	A&H	NGHC	Reciprocal Exchanges	P&C	A&H	NGHC	Reciprocal Exchanges
Total underwriting expenses	$863,953	$167,951	$1,031,904	$71,919	$812,978	$155,703	$968,681	$62,791
Less: Loss and loss adjustment expense	544,446	72,652	617,098	40,212	528,875	83,414	612,289	26,856
Less: Ceding commission income	44,244	269	44,513	14,587	30,675	226	30,901	19,201
Less: Service and fee income	113,967	46,458	160,425	1,575	100,565	32,492	133,057	4,084
Operating expense	161,296	48,572	209,868	15,545	152,863	39,571	192,434	12,650
Net earned premium	$741,030	$155,346	$896,376	$43,151	$686,596	$135,727	$822,323	$41,978
Operating expense ratio (Non-GAAP)	21.8%	31.3%	23.4%	36.0%	22.3%	29.2%	23.4%	30.1%

Total underwriting expenses	$863,953	$167,951	$1,031,904	$71,919	$812,978	$155,703	$968,681	$62,791
Less: Loss and loss adjustment expense	544,446	72,652	617,098	40,212	528,875	83,414	612,289	26,856
Less: Ceding commission income	44,244	269	44,513	14,587	30,675	226	30,901	19,201
Less: Service and fee income	113,967	46,458	160,425	1,575	100,565	32,492	133,057	4,084
Less: Non-cash amortization of intangible assets	6,546	1,714	8,260	(14)	7,994	1,280	9,274	(69)
Operating expense before amortization and impairment	154,750	46,858	201,608	15,559	144,869	38,291	183,160	12,719
Net earned premium	$741,030	$155,346	$896,376	$43,151	$686,596	$135,727	$822,323	$41,978
Operating expense ratio before amortization and impairment (Non-GAAP)	20.9%	30.2%	22.5%	36.1%	21.1%	28.2%	22.3%	30.3%

Reconciliation of Operating Expense Ratio (Non-GAAP)
$ in thousands
(Unaudited)

	Nine Months Ended September 30,
	2018				2017
	P&C	A&H	NGHC	Reciprocal Exchanges	P&C	A&H	NGHC	Reciprocal Exchanges
Total underwriting expenses	$2,488,924	$537,128	$3,026,052	$221,405	$2,546,595	$472,920	$3,019,515	$198,043
Less: Loss and loss adjustment expense	1,583,019	252,364	1,835,383	126,421	1,642,053	238,327	1,880,380	88,776
Less: Ceding commission income	118,664	789	119,453	39,523	36,263	784	37,047	54,557
Less: Service and fee income	328,707	134,586	463,293	4,466	298,674	107,808	406,482	7,658
Operating expense	458,534	149,389	607,923	50,995	569,605	126,001	695,606	47,052
Net earned premium	$2,181,571	$465,391	$2,646,962	$141,009	$2,241,766	$399,505	$2,641,271	$123,266
Operating expense ratio (Non-GAAP)	21.0%	32.1%	23.0%	36.2%	25.4%	31.5%	26.3%	38.2%

Total underwriting expenses	$2,488,924	$537,128	$3,026,052	$221,405	$2,546,595	$472,920	$3,019,515	$198,043
Less: Loss and loss adjustment expense	1,583,019	252,364	1,835,383	126,421	1,642,053	238,327	1,880,380	88,776
Less: Ceding commission income	118,664	789	119,453	39,523	36,263	784	37,047	54,557
Less: Service and fee income	328,707	134,586	463,293	4,466	298,674	107,808	406,482	7,658
Less: Non-cash amortization of intangible assets	18,125	5,272	23,397	(67)	38,006	4,295	42,301	6,909
Operating expense before amortization and impairment	440,409	144,117	584,526	51,062	531,599	121,706	653,305	40,143
Net earned premium	$2,181,571	$465,391	$2,646,962	$141,009	$2,241,766	$399,505	$2,641,271	$123,266
Operating expense ratio before amortization and impairment (Non-GAAP)	20.2%	31.0%	22.1%	36.2%	23.7%	30.5%	24.7%	32.6%

Premiums by Business Line
$ in thousands
(Unaudited)

	Three Months Ended September 30,
	Gross Written Premium			Net Written Premium			Net Earned Premium
	2018	2017	Change	2018	2017	Change	2018	2017	Change
Property & Casualty
Personal Auto	$661,126	$599,608	10.3%	$502,964	$318,773	57.8%	$496,139	$428,112	15.9%
Homeowners	192,349	154,352	24.6%	112,390	(18,881)	nm	80,308	68,042	18.0%
RV/Packaged	54,964	49,928	10.1%	54,627	49,547	10.3%	51,229	45,742	12.0%
Small Business Auto	75,218	79,296	(5.1)%	53,155	43,505	22.2%	59,636	60,013	(0.6)%
Lender-placed insurance	94,462	84,447	11.9%	56,529	70,581	(19.9)%	48,466	79,048	(38.7)%
Other	12,253	11,809	3.8%	4,969	4,299	15.6%	5,252	5,639	(6.9)%
Property & Casualty	1,090,372	979,440	11.3%	784,634	467,824	67.7%	741,030	686,596	7.9%

Accident & Health	143,948	121,266	18.7%	123,576	110,197	12.1%	155,346	135,727	14.5%
Total National General	$1,234,320	$1,100,706	12.1%	$908,210	$578,021	57.1%	$896,376	$822,323	9.0%

Reciprocal Exchanges
Personal Auto	$40,240	$39,040	3.1%	$12,845	$12,533	2.5%	$13,353	$15,167	(12.0)%
Homeowners	80,070	64,240	24.6%	2,002	30,497	(93.4)%	29,698	26,382	12.6%
Other	1,041	1,126	(7.5)%	(33)	503	nm	100	429	(76.7)%
Reciprocal Exchanges	$121,351	$104,406	16.2%	$14,814	$43,533	(66.0)%	$43,151	$41,978	2.8%

Consolidated Total (A)	$1,355,671	$1,204,311	12.6%	$923,024	$621,554	48.5%	$939,527	$864,301	8.7%

NOTES: (A) Consolidated Total includes eliminations between National General and the Reciprocal Exchanges of $(302) in Personal Auto and $(499) in Homeowners Gross Written Premium in 2017, respectively.

nm - not meaningful

Premiums by Business Line
$ in thousands
(Unaudited)

	Nine Months Ended September 30,
	Gross Written Premium			Net Written Premium			Net Earned Premium
	2018	2017	Change	2018	2017	Change	2018	2017	Change
Property & Casualty
Personal Auto	$2,018,563	$1,761,779	14.6%	$1,542,685	$1,387,024	11.2%	$1,436,793	$1,377,752	4.3%
Homeowners	524,342	421,061	24.5%	255,290	217,590	17.3%	242,161	282,741	(14.4)%
RV/Packaged	164,427	147,280	11.6%	162,934	146,256	11.4%	145,911	129,706	12.5%
Small Business Auto	246,448	246,562	—%	181,314	195,577	(7.3)%	178,302	193,578	(7.9)%
Lender-placed insurance	259,995	251,091	3.5%	134,630	229,938	(41.4)%	162,629	241,990	(32.8)%
Other	45,495	36,258	25.5%	24,362	16,185	50.5%	15,775	15,999	(1.4)%
Property & Casualty	3,259,270	2,864,031	13.8%	2,301,215	2,192,570	5.0%	2,181,571	2,241,766	(2.7)%

Accident & Health	534,560	444,195	20.3%	486,187	409,560	18.7%	465,391	399,505	16.5%
Total National General	$3,793,830	$3,308,226	14.7%	$2,787,402	$2,602,130	7.1%	$2,646,962	$2,641,271	0.2%

Reciprocal Exchanges
Personal Auto	$116,602	$102,420	13.8%	$40,860	$51,240	(20.3)%	$38,812	$48,523	(20.0)%
Homeowners	217,486	180,616	20.4%	90,826	83,887	8.3%	101,578	73,533	38.1%
Other	2,933	2,743	6.9%	554	1,350	(59.0)%	619	1,210	(48.8)%
Reciprocal Exchanges	$337,021	$285,779	17.9%	$132,240	$136,477	(3.1)%	$141,009	$123,266	14.4%

Consolidated Total (A)	$4,129,250	$3,591,603	15.0%	$2,919,642	$2,738,607	6.6%	$2,787,971	$2,764,537	0.8%

NOTES: (A) Consolidated Total includes eliminations between National General and the Reciprocal Exchanges of $(567) in Personal Auto and $(1,034) in Homeowners Gross Written Premium in 2018, respectively, and $(866) in Personal Auto and $(1,536) in Homeowners Gross Written Premium in 2017, respectively.

Additional Disclosures

(1) References to operating earnings and basic and diluted operating earnings per share (“EPS”) are non-GAAP financial measures defined by the Company as net income/loss and basic and diluted earnings per share excluding after-tax net gain or loss on investments (including foreign exchange gain or loss), other-than-temporary impairment losses, bargain purchase gains, earnings or losses of equity method investments (related parties), deferred tax asset impairment, non-cash impairment of goodwill and non-cash amortization of intangible assets. The Company believes operating earnings and basic and diluted operating EPS are relevant measures of the Company’s profitability because operating earnings and basic and diluted operating EPS contain the components of net income upon which the Company’s management has the most influence and excludes factors outside management’s direct control and non-recurring items. Other companies may calculate these measures differently, and therefore, their measures may not be comparable to those used by National General. Please see the Non-GAAP Financial Measures table within this release for the reconciliation of these non-GAAP measures to the most directly comparable GAAP measure.
(2) Total investments includes $233,179 and $347,548 in related parties at September 30, 2018 and December 31, 2017, respectively.
(3) Reinsurance activity includes $9,075 and $15,688 from related parties at September 30, 2018 and December 31, 2017, respectively.
(4) Other includes $1,181 and $2,334 from related parties at September 30, 2018 and December 31, 2017, respectively.
(5) Accounts payable and accrued expenses includes $69,376 and $140,057 to related parties at September 30, 2018 and December 31, 2017, respectively.
(6) Common stock: $0.01 par value - authorized 150,000,000 shares, issued and outstanding 107,132,560 shares - September 30, 2018; authorized 150,000,000 shares, issued and outstanding 106,697,648 shares - December 31, 2017.
(7) Preferred stock: $0.01 par value - authorized 10,000,000 shares, issued and outstanding 2,565,120 shares - September 30, 2018; authorized 10,000,000 shares, issued and outstanding 2,565,000 shares - December 31, 2017.
(8) Loss and loss adjustment expense ratio is calculated by dividing loss and loss adjustment expense by net earned premium.
(9) Operating expense ratio and combined ratio are considered non-GAAP financial measures under applicable SEC rules because a component of those ratios, operating expense, is calculated by offsetting acquisition and other underwriting costs and general and administrative expenses by ceding commission income and service and fee income. Management uses operating expense ratio (non-GAAP) and combined ratio (non-GAAP) to evaluate financial performance against historical results and establish targets on a consolidated basis. The Company believes this presentation enhances the understanding of our results by eliminating what we believe are volatile and unusual events and presenting the ratios with what we believe are the underlying run rates of the business. Other companies may calculate these measures differently, and, therefore, their measures may not be comparable to those used by National General. Please see the Non-GAAP Financial Measures table within this release for the reconciliation of these non-GAAP measures to the most directly comparable GAAP measure.
(10) Operating expense ratio is a non-GAAP measure defined by the Company, that is commonly used in the insurance industry. The Company calculates the ratio by dividing operating expense by net earned premium. Operating expense consists of the sum of acquisition and other underwriting costs and general and administrative expenses less ceding commission income and service and fee income. The ratio is used as an indicator of the Company’s efficiency in acquiring and servicing its business. Other companies may calculate these measures differently, and therefore, their measures may not be comparable to those used by National General. Please see the Non-GAAP Financial Measures table within this release for the reconciliation of these non-GAAP measures to the most directly comparable GAAP measure.
(11) Combined ratio is a non-GAAP measure defined by the Company, that is commonly used in the insurance industry. The Company calculates the ratio by adding the loss and loss adjustment expense ratio and the operating expense ratio (non-GAAP) together. The ratio is used as an indicator of the Company’s underwriting discipline, efficiency in acquiring and servicing its business, and overall underwriting profit. A combined ratio under 100% generally indicates an underwriting profit, while over 100% an underwriting loss. Other companies may calculate these measures differently, and therefore, their measures may not be comparable to those used by National General.

(12) Operating expense ratio before amortization and impairment is a non-GAAP measure defined by the Company, that is commonly used in the insurance industry. The Company calculates the ratio by dividing the operating expense before amortization and impairment by net earned premium. Operating expense before amortization and impairment consists of the sum of acquisition and other underwriting costs and general and administrative expenses less ceding commission income and service and fee income less non-cash amortization of intangible assets and non-cash impairment of goodwill. The ratio is used as an indicator of the Company’s efficiency in acquiring and servicing its business. Other companies may calculate these measures differently, and therefore, their measures may not be comparable to those used by National General. Please see the Non-GAAP Financial Measures table within this release for the reconciliation of these non-GAAP measures to the most directly comparable GAAP measure.
(13) Combined ratio before amortization and impairment is a non-GAAP measure defined by the Company, that is commonly used in the insurance industry. The Company calculates the ratio by adding the loss and loss adjustment expense ratio and the operating expense ratio before amortization and impairment (non-GAAP) together. The ratio is used as an indicator of the Company’s underwriting discipline, efficiency in acquiring and servicing its business, and overall underwriting profit. A combined ratio under 100% generally indicates an underwriting profit, while over 100% an underwriting loss. Other companies may calculate these measures differently, and therefore, their measures may not be comparable to those used by National General. Please see the Non-GAAP Financial Measures table within this release for the reconciliation of these non-GAAP measures to the most directly comparable GAAP measure.
(14) Trailing twelve month operating return on average equity is the ratio of the previous twelve months operating earnings to average shareholders’ equity for the periods presented. Average shareholders’ equity is the sum of the shareholders’ equity excluding preferred stock at the beginning and end of the period presented divided by two. In the opinion of the Company’s management this ratio is an important indicator of how well management creates value for its shareholders through its operating activities and capital management. Other companies may calculate these measures differently, and therefore, their measures may not be comparable to those used by National General. Please see the Non-GAAP Financial Measures table within this release for the reconciliation of net income to operating earnings, which is the Non-GAAP component of the operating return on average equity.
(15) Combined ratio excluding losses from various Q3’18 weather-related events, and is calculated by taking the combined ratio as defined in Note 13, and adjusting it to exclude the total net losses of $35.0 million from these events. The company believes this measure enhances investors’ understanding of our results by eliminating what we believe are volatile and unusual events.

	Q3’18 Combined Ratio	Impact of Q3’18 Weather-related Events	Q3’18 Combined Ratio Excluding Weather-related Events
P&C Segment	94.4%	4.7%	89.7%

Overall NGHC	91.3%	3.9%	87.4%

Investor Contact

Christine Worley
Director of Investor Relations
Phone: 212-380-9462
Email: Christine.Worley@NGIC.com